Exhibit 99.1

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                        National Broadcasting Company
                                            Holding, Inc.

Address of Joint Filer:                     30 Rockefeller Plaza
                                            New York, NY  10112

Relationship of Joint Filer
to Issuer:                                  10% Owner (1)

Designated Filer:                           NBC Universal, Inc.

Issuer & Ticker Symbol:                     iVillage Inc. (IVIL)

Date of Event Requiring Statement:          March 3, 2006



SIGNATURE:

National Broadcasting Company Holding, Inc.


/s/ Elizabeth Newell
----------------------------
Name:   Elizabeth Newell
Title:  Assistant Secretary


March 13, 2006
--------------
Date


(1) NBC Universal, Inc. is an 80% owned subsidiary of National Broadcasting Company Holding, Inc. which, in turn, is a wholly-owned subsidiary General Electric Company.

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                        General Electric Company

Address of Joint Filer:                     3135 Easton Turnpike
                                            Fairfield, CT  06828

Relationship of Joint Filer
to Issuer:                                  10% Owner (1)

Designated Filer:                           NBC Universal, Inc.

Issuer & Ticker Symbol:                     iVillage Inc. (IVIL)

Date of Event Requiring Statement:          March 3, 2006


SIGNATURE:

General Electric Company


/s/ Richard Cotton
-----------------------------
Name:   Richard Cotton
Title:  Vice President


March 13, 2006
--------------
Date


(1) NBC Universal, Inc. is an 80% owned subsidiary of National Broadcasting Company Holding, Inc. which, in turn, is a wholly-owned subsidiary General Electric Company.